UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 3, 2022

Avinger, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive
Redwood City, California 94063
(Address of principal executive offices, including zip code)

(650) 241-7900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVGR	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 3, 2022, Avinger, Inc. (the “Company”) entered into a securities purchase agreement with a single institutional investor for the purchase and sale of 700,000 shares of its common stock at a purchase price of $1.752 per share and pre-funded warrants to purchase up to an aggregate of 784,019 shares of common stock at a purchase price of $1.7519 per pre-funded warrant in a registered direct offering priced at-the-market under Nasdaq rules. In a concurrent private placement (together with the registered direct offering, the “Offerings”), the Company entered into a separate securities purchase agreement with the same investor for the purchase and sale, at the same purchase price as in the registered direct offering, of an aggregate of pre-funded warrants to purchase up to an aggregate of 1,369,864 shares of common stock. Each pre-funded warrant sold in the registered direct offering and private placement offering is exercisable for one share of common stock at an exercise price of $0.0001 per share, is immediately exercisable, and will not expire until fully exercised.

In addition, the Company agreed to issue to the investor in the Offerings unregistered series A preferred investment options to purchase up to 2,853,883 additional shares of the Company’s common stock and series B preferred investment options to purchase up to 2,853,883 additional shares of the Company’s common stock. The Series A preferred investment options have an exercise price of $1.502 per share, will be immediately exercisable, and will expire five and one-half years from the date of issuance. The Series B preferred investment options have an exercise price of $1.502 per share, will be immediately exercisable, and will expire two years from the date of issuance.

The shares of common stock, the pre-funded warrants issued in the registered direct offering, and shares of common stock underlying the pre-funded warrants issued in the registered direct offering (and excluding the pre-funded warrants issued in the private placement and the preferred investment options and the shares of common stock underlying the preferred investment options) are being issued pursuant to a “shelf” registration statement (the “Registration Statement”) on Form S-3 (File No. 333-263922) previously filed with the U.S. Securities and Exchange Commission (“SEC”) on March 29, 2022, and declared effective by the SEC on April 7, 2022. In connection with the registered direct offering, the Company is filing a legal opinion and consent as Exhibit 5.1 and Exhibit 23.1 to this report, respectively, which are incorporated by reference into the Registration Statement.

The unregistered pre-funded warrants and preferred investment options described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and, along with the shares of common stock underlying such pre-funded warrants and preferred investment options, have not been registered under the Act or applicable state securities laws. Accordingly, the pre-funded warrants, the preferred investment options, and the shares of common stock underlying the pre-funded warrants and preferred investment options may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. Also on August 3, 2022, in connection with the offer and sale of the unregistered pre-funded warrants issued in the private placement and preferred investment options described above, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the investor. Under the Registration Rights Agreement, the Company is required to file a registration statement within 20 calendar days after signing the Registration Rights Agreement. Failure by the Company to meet the filing deadlines and other requirements set forth in the Registration Rights Agreement may subject it to certain liquidated damages.

A holder (together with its affiliates) may not exercise any portion of the pre-funded warrants and preferred investment options to the extent that the holder would own more than 4.99% (or 9.99% at the election of the holder) of the outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 9.99% upon 61 days’ notice to the Company.

In the event of any fundamental transaction, as described in the preferred investment options and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, subject to certain exceptions, then upon any subsequent exercise of a preferred investment option, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the preferred investment options is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the preferred investment options have the right to require us or a successor entity to purchase the preferred investment options for cash in the amount of the Black Scholes Value (as defined in the Preferred Investment Options) of the unexercised portion of the preferred investment options concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control or in which the consideration payable consists of equity securities of a successor entity that is quoted or listed on a nationally recognized securities exchange, the holders of the preferred investment options will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the preferred investment options, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

The securities purchase agreements for the registered direct and private placement offerings contain customary representations and warranties and agreements of the Company and the investor and customary indemnification rights and obligations of the parties. The closing of the registered direct offering and private placement occurred on August 8, 2022. The Company received gross proceeds from the Offerings of approximately $5 million, before deducting placement agent fees and related offering expenses. The Company intends to use the net proceeds from the Offerings for general corporate purposes and working capital, including among other things, capital expenditures and research and development expenses.

The Company engaged H.C. Wainwright & Co., LLC as placement agent (the “Placement Agent”) in connection with the Offerings pursuant to a letter agreement, dated July 8, 2022 (the “Engagement Letter”). The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the securities issued in the Offerings. The Company agreed to pay the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in the Offerings. The Company also agreed to pay the Placement Agent $85,000 for non-accountable expenses, a management fee equal to 1.0% of the gross proceeds raised in each Offering, and $15,950 for closing costs.

The Company also issued to the Placement Agent or its designees unregistered preferred investment options (the “Placement Agent Investment Options”) to purchase 6.0% of the aggregate number of shares of common stock and pre-funded warrants sold to the investor (or preferred investment options to purchase up to 171,233 shares of common stock). The Placement Agent Investment Options have substantially the same terms as the Series A preferred investment options, except that the Placement Agent Warrants have an exercise price equal to 125% of the purchase price per share (or $2.19 per share) and a term of five years from the commencement of the sales in connection with the Offerings. The Company also agreed to pay the Placement Agent, subject to certain exceptions, a tail fee equal to the cash and warrant compensation for the transactions described herein, with respect to any public or private offering or other financing or capital-raising transaction during the 12-month period following the expiration or termination of the Engagement Letter, to the extent that such financing or capital is provided to the Company by investors whom the Placement Agent had contacted during the term of its engagement or introduced to the Company during the term of its engagement in connection with the Offerings.

The Company has also granted to the Placement Agent, subject to certain exceptions, a right of first refusal for a period of twelve (12) months following the closing of the Offering to act as sole book-running manager, sole underwriter or sole placement agent for any public offering, private placement, or other capital-raising financing of equity, equity-linked, or debt securities by the Company or any of its subsidiaries.

The foregoing descriptions of the securities purchase agreements with the investor, pre-funded warrants, preferred investment options, the Placement Agent Warrants, and Registration Rights Agreement are not complete and are qualified in their entirety by reference to the forms of such documents, copies of which are filed as Exhibits 10.1, 10.2, 4.1, 4.2, 4.3, 4.4, 4.5, and 10.3 to this report, respectively, and are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements related to the Company’s anticipated use of proceeds from the Offerings. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond our control, that may cause actual results or events to differ materially from those projected. These risks and uncertainties include the risks described in the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed with the SEC on March 22, 2022, and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations, and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Common Stock Purchase Warrant - Registered Direct Offering
4.2	Form of Pre-Funded Common Stock Purchase Warrant - Private Placement Offering
4.3	Form of Series A Preferred Investment Option
4.4	Form of Series B Preferred Investment Option
4.5	Form of Placement Agent Preferred Investment Option
5.1	Opinion of Dorsey & Whitney LLP
10.1	Form of Registered Direct Securities Purchase Agreement
10.2	Form of Private Placement Securities Purchase Agreement
10.3	Form of Registration Rights Agreement
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

Dated: August 8, 2022	/s/ Jeffrey M. Soinski
Jeffrey M. Soinski
Chief Executive Officer